EXHIBIT 99.1

FOR IMMEDIATE RELEASE	Contacts:
Timothy A. Bonang, Vice President, Investor Relations, or Carlynn Finn, Manager, Investor Relations.
(617) 796-8232
www.hptreit.com

Hospitality Properties Trust Announces 2011 First Quarter Results

Newton, MA (May 9, 2011).  Hospitality Properties Trust (NYSE: HPT) today announced its financial results for the quarter ended March 31, 2011.

Results for the Quarter Ended March 31, 2011:

Funds from operations, or FFO, for the quarter ended March 31, 2011 were $102.4 million, or $0.83 per share, compared to FFO for the quarter ended March 31, 2010 of $94.3 million, or $0.76 per share.

Net income available for common shareholders was $45.6 million, or $0.37 per share, for the quarter ended March 31, 2011, compared to $33.4 million, or $0.27 per share, for the same quarter last year.

The weighted average number of common shares outstanding was 123.4 million for the quarters ended March 31, 2011 and 2010.

A reconciliation of net income determined according to U.S. generally accepted accounting principles, or GAAP, to FFO for the quarters ended March 31, 2011 and 2010 appears later in this press release.

Hotel Portfolio Performance:

For the quarter ended March 31, 2011 compared to the same period in 2010: average daily rate, or ADR, increased 2.1% to $93.55; occupancy increased 3.4 percentage points to 67.6%; and, as a result, revenue per available room, or RevPAR, increased by 7.5% to $63.24.

Hotel Tenants and Managers:

During the three months ended March 31, 2011, all payments due to HPT under its hotel leases and management contracts were paid when due except for certain payments from Marriott International, Inc., or Marriott, Barceló Crestline Corporation, or Crestline, and InterContinental Hotels Group PLC, or InterContinental.

During the three months ended March 31, 2011, the payments HPT received under its management contract with Marriott (Marriott No. 3 contract) covering 34 hotels and requiring minimum returns to HPT of $44.2 million per year, and under its lease with Crestline (Marriott No. 4 contract)

covering 19 hotels managed by Marriott and requiring minimum rent to HPT of $28.5 million per year, were $5.0 million and $2.5 million, respectively, less than the minimum amounts contractually required.  HPT applied available security deposits to cover these shortfalls.  Also, during the period between March 31, 2011 and May 8, 2011, HPT did not receive payments to cure shortfalls for the minimum returns due under the Marriott No. 3 contract and the minimum rent due under the Marriott No. 4 contract of $1.6 million and $0.9 million, respectively, and HPT applied the security deposits it holds to cover these amounts.  At May 8, 2011, the remaining balances of the security deposits for the Marriott Nos. 3 and 4 contracts held by HPT were $3.5 million and $4.8 million, respectively.  At this time, HPT expects that Marriott will continue to pay HPT the net cash flows from operations of the hotels covered by the defaulted contracts.  In the absence of agreements modifying the contract terms between HPT and Marriott or Crestline, HPT currently expects the security deposits it holds from Marriott and Crestline may be fully utilized to cover cash shortfalls in payments HPT expects to receive under these contracts during 2011.  As previously disclosed, HPT has entered into negotiations with Marriott to modify the agreements covering these hotels and the management agreement covering its 18 Residence Inn hotels (Marriott No. 2 contract).  Although HPT continues to pursue these ongoing negotiations, there can be no assurance that any agreement will be reached.

In January 2011, the remaining $6.7 million available under the $125.0 million guarantee securing the obligations of InterContinental under its four operating agreements with HPT was exhausted and InterContinental has subsequently limited its payments to HPT to the net cash flows from operations of the hotels covered by the four operating agreements.  During the three months ended March 31, 2011, the payments HPT received under its four operating agreements with InterContinental, which require minimum returns/rents of $153.7 million per year, were $9.2 million less than the minimum amounts contractually required.  HPT applied the available security deposit to cover these shortfalls.  During the period between March 31, 2011 and May 8, 2011, HPT received payments of the net cash flows from the operations of the hotels which approximated the minimum returns/rents due under the four InterContinental operating agreements.  As of May 8, 2011, the remaining balance of the security deposit for these InterContinental agreements held by HPT was $27.7 million.   At this time, HPT expects that InterContinental will continue to pay HPT the net cash flows from operations of the hotels included in the defaulted contracts.  HPT currently expects the security deposit it holds from InterContinental may be sufficient to cover shortfalls in minimum payments due to HPT under these contracts in 2011.  As previously disclosed, HPT has also entered into negotiations with InterContinental to modify its four operating agreements covering 131 hotels.  Although HPT continues to pursue these ongoing negotiations with InterContinental, there can be no assurance that any agreement will be reached.

As of May 8, 2011, all other payments due to HPT from its managers and tenants under its operating agreements are current.

Travel Center Leases:

As previously announced, on January 31, 2011, HPT entered into an amendment agreement with TravelCenters of America LLC, or TA, which modified the terms of its two leases with TA.  As of May 8, 2011, all TA obligations to HPT under these modified leases are current.

Conference Call:

On Monday, May 9, 2011, at 1:00 p.m. Eastern Time, John Murray, President, and Mark Kleifges, Treasurer and Chief Financial Officer, will host a conference call to discuss the results for the quarter ended March 31, 2011. The conference call telephone number is (800) 230-1074.  Participants calling from outside the United States and Canada should dial (612) 234-9960.  No pass code is necessary to access the call from either number.  Participants should dial in about 15 minutes prior to the scheduled start of the call.  A replay of the conference call will be available through Monday, May 16, 2011.  To hear the replay, dial (800) 475-6701.  The replay pass code is 179302.

A live audio webcast of the conference call will also be available in a listen only mode on the company’s website, which is located at www.hptreit.com.  Participants wanting to access the webcast should visit the company’s website about five minutes before the call.  The archived webcast will be available for replay on HPT’s website for about one week after the call. The recording and retransmission in any way of HPT’s first quarter conference call is strictly prohibited without the prior written consent of HPT.

Supplemental Data:

A copy of HPT’s First Quarter 2011 Supplemental Operating and Financial Data is available for download at HPT’s website, www.hptreit.com.  HPT’s website is not incorporated as part of this press release.

Hospitality Properties Trust is a real estate investment trust, or REIT, which owns 289 hotels and 185 travel centers located in 44 states, Puerto Rico and Canada. HPT is headquartered in Newton, MA.

Hospitality Properties Trust

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND FUNDS FROM OPERATIONS

(in thousands, except per share data)

(Unaudited)

	Quarter Ended March 31,
	2011	2010
Revenues:
Hotel operating revenues (1)	$197,537	$169,307
Rental income (1)(2)	79,533	79,486
FF&E reserve income (3)	4,914	5,315
Total revenues	281,984	254,108

Expenses:
Hotel operating expenses (1)	129,753	105,400
Depreciation and amortization	56,314	60,537
General and administrative	9,264	9,582
Total expenses	195,331	175,519

Operating income	86,653	78,589

Interest income	29	150
Interest expense (including amortization of deferred financing costs and debt discounts of $1,501 and $2,405, respectively)	(33,339)	(36,905)
Equity in earnings (losses) of an investee	37	(28)
Income before income taxes	53,380	41,806
Income tax expense	(332)	(941)
Net income	53,048	40,865
Preferred distributions	(7,470)	(7,470)
Net income available for common shareholders	$45,578	$33,395

Calculation of FFO (4):
Net income available for common shareholders	$45,578	$33,395
Add: Depreciation and amortization	56,314	60,537
Deferred percentage rent (5)	541	334
FFO (4)	$102,433	$94,266

Weighted average common shares outstanding	123,444	123,380

Per common share amounts:
Net income available for common shareholders	$0.37	$0.27
FFO (4)	$0.83	$0.76

See Notes on page 6

Hospitality Properties Trust

CONDENSED CONSOLIDATED BALANCE SHEETS

 (in thousands, except share data)

(Unaudited)

	March 31,	December 31,
	2011	2010
ASSETS

Real estate properties:
Land	$1,377,074	$1,377,074
Buildings, improvements and equipment	4,753,862	4,882,073
	6,130,936	6,259,147
Accumulated depreciation	(1,264,319)	(1,370,592)
	4,866,617	4,888,555

Cash and cash equivalents	16,118	4,882
Restricted cash (FF&E reserve escrow)	59,919	80,621
Other assets, net	226,428	218,228
	$5,169,082	$5,192,286

LIABILITIES AND SHAREHOLDERS’ EQUITY

Revolving credit facility	$171,000	$144,000
Senior notes, net of discounts	1,886,740	1,886,356
Convertible senior notes, net of discounts	77,811	77,484
Mortgage payable	—	3,383
Security deposits	89,170	105,859
Accounts payable and other liabilities	80,512	107,297
Due to affiliate	2,971	2,912
Dividends payable	4,754	4,754
Total liabilities	2,312,958	2,332,045

Commitments and contingencies

Shareholders’ equity:
Preferred shares of beneficial interest; no par value; 100,000,000 shares authorized:
Series B preferred shares; 8 7/8% cumulative redeemable; 3,450,000 shares issued and outstanding, aggregate liquidation preference $86,250	83,306	83,306
Series C preferred shares; 7% cumulative redeemable; 12,700,000 shares issued and outstanding, aggregate liquidation preference $317,500	306,833	306,833
Common shares of beneficial interest, $0.01 par value; 150,000,000 shares authorized; 123,444,235 shares issued and outstanding	1,234	1,234
Additional paid in capital	3,462,169	3,462,169
Cumulative net income	2,095,561	2,042,513
Cumulative other comprehensive income	8,086	2,231
Cumulative preferred distributions	(190,871)	(183,401)
Cumulative common distributions	(2,910,194)	(2,854,644)
Total shareholders’ equity	2,856,124	2,860,241
	$5,169,082	$5,192,286

(1)          At March 31, 2011, each of our 289 hotels is included in one of 11 operating agreements; 215 of these hotels are leased to our taxable REIT subsidiaries and managed by independent hotel operating companies and 74 are leased to third parties. Our 185 travel centers are leased under two agreements. Our consolidated statements of income include hotel operating revenues and expenses of managed hotels and rental income from our leased hotels and travel centers.  Certain of our managed hotel portfolios had net operating results that were, in the aggregate, $21,117 and $28,590 less than the minimum returns due to us in the three months ended March 31, 2011 and 2010, respectively.  We reflect these amounts in our consolidated statements of income as a reduction to hotel operating expenses when the minimum returns were funded by the manager of these hotels under the terms of our operating agreements or applied from the security deposits we hold.

(2)          Effective January 1, 2011, we entered a lease amendment with TA that reduced the annual minimum rent payable by TA to us under the TA No. 1 and TA No. 2 leases to $135,139 and $54,160, respectively.  Under the amendment, the minimum rent payable by TA under the TA No. 1 lease increases to $140,139 on February 1, 2012.  Rental income for the three months ended March 31, 2011 includes approximately $1,204 of straight line rent related to our TA No. 1 lease. In addition to the minimum rent, TA remains obligated to pay us ground rent of approximately $5,026 per year.

(3)          Various percentages of total sales at our hotels are escrowed as reserves for future renovations or refurbishment, or FF&E reserve escrows.  We own all the FF&E escrows for our hotels.  We report deposits by our third party tenants into the escrow accounts as FF&E reserve income.  We do not report the amounts which are escrowed as FF&E reserves for our managed hotels as FF&E reserve income.

(4)          We compute FFO as shown above. Our calculation of FFO differs from the definition of FFO by the National Association of Real Estate Investment Trusts, or NAREIT, because we include deferred percentage rent (see Note 5).  We consider FFO to be an appropriate measure of performance for a REIT, along with net income and cash flows from operating, investing and financing activities. We believe that FFO provides useful information to investors because by excluding the effects of certain historical costs, such as depreciation expense, it may facilitate comparison of operating performance between historical periods. FFO does not represent cash generated by operating activities in accordance with GAAP and should not be considered an alternative to net income or cash flow from operating activities or as a measure of financial performance or liquidity. FFO is among the factors considered by our Board of Trustees when determining the amount of distributions to shareholders. Other factors include, but are not limited to, requirements to maintain our status as a REIT, limitations in our revolving credit facility and public debt covenants, the availability of debt and equity capital to us and our expectation of our future capital needs and operating performance.  Other REITs may calculate FFO differently than we do.

(5)          In calculating net income, we recognize percentage rental income received for the first, second and third quarters in the fourth quarter, which is when all contingencies are met and the income is earned. Although we defer recognition of this revenue until the fourth quarter for purposes of calculating net income, we include these estimated amounts in the calculation of FFO for each quarter of the year. The fourth quarter FFO calculation excludes the amounts recognized during the first three quarters.

WARNING REGARDING FORWARD LOOKING STATEMENTS

THE FOREGOING PRESS RELEASE CONTAINS FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON HPT’S CURRENT BELIEFS AND EXPECTATIONS.  HOWEVER, THESE FORWARD LOOKING STATEMENTS AND THEIR IMPLICATIONS ARE NOT GUARANTEED TO OCCUR AND THEY MAY NOT OCCUR FOR VARIOUS REASONS, SOME OF WHICH ARE BEYOND HPT’S CONTROL.  FOR EXAMPLE:

•                  THIS PRESS RELEASE STATES THAT HPT IS HOLDING AND HAS APPLIED OR MAY APPLY SECURITY DEPOSITS TO COVER THE SHORTFALL OF THE PAYMENTS IT HAS RECEIVED OR EXPECTS TO RECEIVE UNDER THE DEFAULTED HOTEL CONTRACTS COMPARED TO THE MINIMUM PAYMENTS DUE TO HPT UNDER THESE CONTRACTS.  THE SECURITY DEPOSITS WHICH HPT IS HOLDING ARE IN LIMITED AMOUNTS:  APPROXIMATELY $3.5 MILLION FOR THE MARRIOTT NO. 3 CONTRACT, APPROXIMATELY $4.8 MILLION FOR THE MARRIOTT NO. 4 CONTRACT AND APPROXIMATELY $27.7 MILLION FOR THE FOUR INTERCONTINENTAL CONTRACTS AS OF MAY 8, 2011.  AS DISCUSSED ABOVE, THERE CAN BE NO ASSURANCE REGARDING THE AMOUNTS OF PAYMENTS HPT MAY RECEIVE IN THE FUTURE UNDER THE DEFAULTED CONTRACTS AND FUTURE SHORTFALLS MAY EXCEED THE AMOUNTS OF THE SECURITY DEPOSITS HPT HOLDS.  MOREOVER, THESE SECURITY DEPOSITS ARE NOT ESCROWED OR OTHERWISE SEGREGATED FROM HPT’S OTHER ASSETS AND LIABILITIES; ACCORDINGLY, WHEN HPT APPLIES THESE SECURITY DEPOSITS TO COVER MINIMUM PAYMENTS DUE, IT WILL RECORD INCOME BUT IT WILL NOT RECEIVE ANY CASH.

•                  THIS PRESS RELEASE STATES THAT HPT EXPECTS THAT MARRIOTT AND INTERCONTINENTAL WILL CONTINUE TO PAY TO HPT THE NET CASH FLOWS FROM OPERATIONS OF THE HOTELS INCLUDED IN THE DEFAULTED CONTRACTS.  THIS EXPECTATION IS BASED UPON STATEMENTS MADE BY MARRIOTT AND INTERCONTINENTAL TO HPT.  HOWEVER, MARRIOTT AND INTERCONTINENTAL MAY BECOME UNABLE TO MAKE SUCH PAYMENTS, OR MARRIOTT OR INTERCONTINENTAL MAY REFUSE TO MAKE THESE PAYMENTS FOR SOME OTHER REASON.  HPT HAS CERTAIN CONTRACTUAL RIGHTS TO RECEIVE THESE PAYMENTS BUT COMPANIES WHICH HAVE DEFAULTED ON PAYMENT OBLIGATIONS OFTEN REFUSE TO MAKE ANY PAYMENTS, AND HPT CAN PROVIDE NO ASSURANCE WITH REGARD TO MARRIOTT’S OR INTERCONTINENTAL’S FUTURE ACTIONS.

•                  THIS PRESS RELEASE STATES THAT HPT EXPECTS THAT THE SECURITY DEPOSIT IT HOLDS FROM INTERCONTINENTAL IS AN AMOUNT WHICH MAY BE SUFFICIENT TO COVER THE 2011 SHORTFALL OF PAYMENTS IT EXPECTS TO RECEIVE UNDER THE DEFAULTED CONTRACTS.  THIS EXPECTATION IS BASED UPON CASH FLOW PROJECTIONS PREPARED BY INTERCONTINENTAL AND REVIEWED BY HPT AND HPT’S OWN PROJECTIONS.  BOTH INTERCONTINENTAL’S AND HPT’S HISTORICAL PROJECTIONS OF HOTEL CASH FLOWS HAVE, AT TIMES, PROVED INACCURATE.  IF THE U.S. ECONOMY DOES NOT MATERIALLY IMPROVE IN A REASONABLE TIME OR IF THE TRAVEL INDUSTRY SUFFERS SIGNIFICANT ADDITIONAL DECLINES BECAUSE OF

ACTS OF TERRORISM OR FOR OTHER REASONS, THE ACTUAL CASH FLOWS FROM THESE HOTELS MAY BE LESS THAN THE AMOUNTS PROJECTED AND MAY BE LOWER BY A MATERIAL AMOUNT.

•                  THE DESCRIPTION OF HPT’S NEGOTIATIONS WITH MARRIOTT AND INTERCONTINENTAL MAY IMPLY THAT HPT WILL REACH AGREEMENT TO MODIFY CERTAIN HOTEL OPERATING AGREEMENTS.  IN FACT, THESE NEGOTIATIONS ARE COMPLEX AND THE PARTIES HAVE CONFLICTING OBJECTIVES.  ACCORDINGLY, HPT CAN PROVIDE NO ASSURANCE AS TO WHETHER ANY MODIFICATION AGREEMENTS WILL BE ACHIEVED.

•                  THIS PRESS RELEASE REFERS TO AN AMENDMENT AGREEMENT WHICH HPT HAS ENTERED WITH TA.  THE DESCRIPTION OF OUR AMENDMENT AGREEMENT WITH TA MAY IMPLY THAT TA CAN AFFORD TO PAY THE REDUCED AND DEFERRED RENT AMOUNTS AND THAT IT WILL DO SO IN THE FUTURE.  IN FACT, SINCE ITS FORMATION TA HAS NOT PRODUCED CONSISTENT OPERATING PROFITS.  IF THE U.S. ECONOMY DOES NOT IMPROVE FROM CURRENT LEVELS OF COMMERCIAL ACTIVITY IN A REASONABLE TIME PERIOD, IF THE PRICE OF DIESEL FUEL INCREASES SIGNIFICANTLY OR FOR VARIOUS OTHER REASONS, TA MAY BECOME UNABLE TO PAY THE REDUCED AND DEFERRED RENTS DUE TO US.

THE INFORMATION CONTAINED IN OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING UNDER “RISK FACTORS” IN OUR PERIODIC REPORTS, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN OR IMPLIED BY OUR FORWARD LOOKING STATEMENTS.  OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION ARE AVAILABLE ON ITS WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, WE DO NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

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